Exhibit 99.2

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      Conference Call Transcript

      CPWR - Q1 2005 Compuware Corporation Earnings Conference Call

      Event Date/Time: Jul. 21. 2005 / 5:00PM ET
      Event Duration: 45 min

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Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

CORPORATE PARTICIPANTS

 Lisa Elkin
 Compuware Corporation - VP-Corporate Communications and IR

 Peter Karmanos, Jr.
 Compuware Corporation - Chairman, CEO & President

 Tommi White
 Compuware Corporation - COO

 Robert Paul
 Compuware Corporation - CEO & President -- Covisint Division

 Laura Fournier
 Compuware Corporation - CFO, CAO, SVP & Treasurer

CONFERENCE CALL PARTICIPANTS

 David Rudow
 Piper Jaffray - Analyst

 Kevin Buttigieg
 A.G. Edwards - Analyst

 Kirk Materne
 Banc of America Securities - Analyst

 PRESENTATION


--------------------------------------------------------------------------------
Operator

Ladies and gentlemen, thank you for standing by. Welcome to the first-quarter earnings fiscal year 2006 conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given at that time. If you should require assistance during this call, please press star, then zero. And as a reminder, today's conference is being recorded. I would now like to turn the conference over to our host, Ms. Lisa Elkin. Please go ahead.

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

Thank you very much, John, and good afternoon, ladies and gentlemen. With me this afternoon are Peter Karmanos, Jr., Chairman and Chief Executive Officer, Tommi White, Chief Operating Officer, Bob Paul, CEO and President of Covisint, Tom Costello, Senior Vice President of Human Resources, General Counsel and Secretary; and Laura Fournier, Senior Vice President and Chief Financial Officer. Certain statements made during this conference call that are not historical facts, including those regarding the Company's future plans, objectives, and expected performance, are forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risk and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The Company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. For those of you who do not have a copy, I will begin by summarizing the press release. Pete will then provide general comments, followed by Tommi, who will discuss operations. Hank Jallos, Corporate Executive Vice President, was unable to join us today, so I will provide his comments regarding our mainframe business and the status of our partnership efforts. Bob will then discuss Covisint business, and Laura will review balance sheet items. We will then open the call to your questions.

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                                                                FINAL TRANSCRIPT
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Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

Compuware earned $0.06 per share in fiscal year 2006 first quarter. Software license fees increased nearly 26% year over year. Total distributor product's revenue increase was nearly 19% year over year. Compuware reports first-quarter revenues of $297.3 million compared $287.1 million in the first quarter of the previous fiscal year. Net income was $24.6 million, compared to $644,000 in the same quarter of fiscal 2005. Earnings per share diluted computation were $0.06 compared to break even, based upon $389.9 million and $388.4 million shares outstanding, respectively. During the Company's first quarter, software license fees were $68 million, up 25.7% from $54.1 million in the same quarter of the previous year. Maintenance fees were $107.4 million, an increase of 3.7% from $103.5 million in the first quarter of fiscal 2005. Revenue from professional services was $121.9 million compared to $129.4 million in the same quarter of last year. I would now like to turn the call over to Peter. Pete?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Thanks, Lisa. Compuware earned success per share the first quarter, surpassing the consensus of $0.04 and obviously exceeding last year's Q1 results. On a year-over-year basis, the Company increased total revenue, distributed revenue, mainframe revenue, and maintenance revenue. Services revenue were down year over year as we continue to focus on high margin, high-value services. We certainly can start to grow that business once we get it straightened away. And still the margins are increasing in that business. Further strengthening these results, our Q1 numbers contain absolutely no dollars from the IBM settlement, which we expect to start recognizing in the near future.

Our auditors continue to work to determine specifically how they would like us to account for that revenue,. an issue Laura will discuss in more detail later in the call. With this quarter's results in mind, we now expect full-year earnings for fiscal 2006 to be in the range of $0.35 to $0.40. This target range represents earning growth of 75% to 100% over last year. While the results are solid for this quarter and the potential earnings growth excellent, my focus continues to be on the long-term success of Compuware. Two of my most critical responsibilities and the responsibilities of my management team are achieving -- in achieving long-term success -- are ensuring profitability and creating growth. Let me just say a word about growth and profitability.

We need to add -- we need to grow if we're going to increase our margins. We really will not be able to get to a 25% margin until we have our annual revenue of $2 billion [INAUDIBLE]. We need about another $600 million to get that margin where we think it belongs. And we believe we have -- we have the ability to do that with the products we currently have in Covisint, and with our strategy in services. Over the past years of declining revenue, we've done excellent work in remaining profitable while building a cash investment reward chest. More than $860 million. We also have a total accounts receivable of more than $640 million, and more than $730 million since in deferred revenue. That's an interesting number. If you add all those numbers together, they come out to be 2 billion, 130 million dollars.

And I'm reminded that at $6 a share, I don't think we barely cover the cash, the receivable in the deferred revenue. So it's nice to see that we're a little bit above that. Means that we have some other value. Our cash represents a tremendous resource for rounding out our technical offers to acquisitions where appropriate, or for buying back our stock. In the past quarter, we've bought back about $11 million worth of stock. And the Company will from time to time continue to employ the remaining $113 million we have authorized for share repurchases. And if it's working out well, we can get more authorized. I'm pleased with our long-term profitability. The Company will continue to carefully evaluate and monitor this. We have no significant cost-cutting initiatives planned at this time.

But instead, we'll work to increase margins, as I've said, through revenue growth. As we grow the revenue, the margin will grow. Compuware continues to generate substantial revenue in the mainframe market, where the Company produced software license growth of nearly 41%. That doesn't break my heart, but just it's just -- it's very strange. The reorganization of our sales force has unified all sales transactions related to mainframe software in North America, increasing our ability to cross sell enterprise products and respond rapidly and effectively to the needs of our mainframe customers. We will continue to fight and hold -- to fight -- we will continue to fight to hold and increase our mainframe market share. But this mature market will not be the primary fuel for our Company's growth -- of course, unless we keep growing at 40% a quarter, of which I don't think is reasonable.

Instead, our major growth must come from Compuware solutions such as CARS, Changepoint, Covisint, OptimalJ and Vantage. This, Compuware delivered revenue growth in each of these critical areas, supported by enhancements and advancements in the product. We launched Changepoint 10, point zero, and OptimalJ 4.0. Covisint became its -- began its movement into the surging market of health care technology. And Compuware acquired Adlex to enhance its Vantage offering. These products are technically superior, and they address critical areas of need for businesses. Our sales force is executing more efficiently. All of this is good news; but as the CEO, I must constantly raise the bar.

My focus over the coming quarters will be on continuing to prove execution and realizing the tremendous potential of Compuware's distributed solutions, which will improve the Company's margin and increase it s multiple -- I think. One of the chief avenues for increasing distributed

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                                                                FINAL TRANSCRIPT
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Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
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revenue is Compuware's partner business development program, which will continue to grow this year, with an emphasis on strengthening our relationships with global systems integrateors and regional players. Lisa will provide a more detailed discussion about our partner program on behalf of Hank later in the call. In addition to Compuware's work with the partner community, Tommi and I will continue to improve Compuware's field execution. Products are strong and they help solve enormously difficult problems for CIO's.

When Compuware distributed products go head to head against the competition, we win far more than we lose. We might simply increase our focus on getting in on more deals, and that's what we will do. Through these efforts, I expect to build on our gains in the distributed marketplace. Our direct sales force and our growing partner network create a powerful combined channel that will allow us to grow the Company, improve margins, and reward our shareholders and our employees. Tommi?

--------------------------------------------------------------------------------
Tommi White - Compuware Corporation - COO

Thanks, Pete. Operationally, we began FY'06 on solid footing, growing license sales by more than 25% year over year while improving the services contribution margin from 8% to 13% during the same period. With obviously some of these spending environments that remain sluggish, we were able to deliver another fundamentally strong quarter. Specifically, in addition to the exceptional growth we experienced in mainframe license sales, our distributed sales grew nearly 7% year over year. This growth was highlighted by 87% growth in IT governance sales, 34% growth in Uniface and OptimalJ sales, and 13% growth in Vantage sales. CARS also continued to gain momentum. CARS sales increased by nearly 109% year over year, with many large, well-known companies signing up for this solution.

Furthermore, we continue to renew CARS clients at 100%. We are also encouraged by the continual growth in our distributed maintenance phase, which was up nearly 33% year over year. It is critical that our clients understand, as they do with our mainframe products, the value of our distributed products. This expanding distributed maintenance base is a clear indication that our distributed products are not shelfware, and that clients continue to derive value from their use. As for the selling environment itself, we continue to see elongated sales cycles, with CIOs seemingly willing to suspend purchases at a moment's notice. Still, business activity is strong and the pipe is building. Regarding distributed sales, we are seeing a lot of flow deals with deal size increasing.

We are also seeing more enterprise distributed deals, but not in the magnitude that would suggest CIOs are loosening the purse strings in a significant manner. Still, we are very pleased with the flow deals we have booked which allow us to prove the value of our solutions, and in turn provide the potential to lead to larger opportunities. Our solution selling efforts are paying off as well, as we booked several multiproduct distributed deals in the QA, APM and IT governance segments. On the competitive front, we continue to experience success across the distributed product lines. For instance, we won a very large IT governance deal beating out Mercury, Microsoft, and Niku in the process. Also, our Vantage analyzer solution was particularly successful in beating Mercury out of several java application performance management deals.

In the QA market, we continued to compete very well against Mercury, winning more than half of the deals when we are head to head. The challenge we continue to face in this market is the number of opportunities we don't know about due to Mercury's partnership arrangements with large SIs. However, our own partnership program grows stronger by the day and we are confident that we'll be able to leverage this growing network to strengthen our performance in this segment. We continue to gain ground with market influencers as well, building our placement in the leader's quadrant of Gartner's Quality Ecosystem Magic Quadrant in March last month. We were placed in the Leaders quadrant of Gartner's IT project and Portfolio Management Magic Quadrant for our Changepoint solution.

Gartner states that to be a leader requires not only having a deep and broad product functionality, but also being a sound company with sales and marketing strength, a history of keeping pace with technology, and a commitment to service excellence. Frankly, this is a perfect description of all of Compuware's offerings. But we are pleased with the recognition our Quality Assurance and IT governance solutions have received. Vantage is another Compuware product that deserves this type of market recognition. In the spring, we acquired Adlex, which rounds out our ability to provide end-to-end application service management. The addition of this technology for agentless monitoring to the Vantage offering, which was already one of the most robust in the industry, presents great opportunity for the product line.

Now Compuware is the only vendor that can support the application from the desktop through the network and to the servers and the mainframe. We have received great response from existing customers as they realize the value of this technology, and we have several large, new deals in the pipeline for this offering, as well. Other technology highlights during the quarter include the release of Changepoint 10, which extends what we think is the industry's broadest integrated IT governance and management solution, allowing CIOs to manage the entire business of IT and align technology investment decisions with business priorities. We are seeing a lot of interest in our IT governance solutions, evident by both strong year over year and quarter-over-quarter growth.

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                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

We expect this growth to continue as more and more CIOs come to understand how Changepoint can help them more effectively manage their organization and demonstrate values to the business. We also released OptimalJ 4.0 during the quarter. This version of OptimalJ incorporates new process modeling functionality and provides support for the Eclipse open-source development platform. These enhancements allow organizations to more quickly and productively deliver high-quality enterprise java applications to the business. We continue to feel good about the potential of OptimalJ, as well. A recent survey conducted by a leading industry analyst organization indicates that with 66% penetration, java is the industry's most prevalent strategic programming language for enterprise applications.

As more companies use java to develop their enterprise applications, they will look for tools to help them improve productivity and quality. There is no better solution in the industry for this type of development than OptimalJ. In October, we will hold our second OJ.X event at our Detroit headquarters. This event will feature Compuware's application development solutions, OptimalJ, and DevPartner technical sessions from experts in java and dot net development, a comprehensive track for development managers and keynotes from some of our strategic partners, including the Eclipse Foundation and Microsoft. Finally, I would like to briefly touch on services. Services revenue was down both yearly and sequentially, with the automotive sector proving particularly challenging.

This is no great surprise considering the issues facing the domestic automakers. However, despite these declining revenues, the services contribution margin increased significantly year over year and has held steady from last quarter. We fully intend to grow this business as we continue to transition our services operations to one that focuses on high margin, high value services. Thank you. Lisa?

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

Thanks, Tommi. As you have heard, our mainframe business had a very good quarter in Q1, with a 41% increase in license sales year over year. For the most part, this growth occurred across all geographies and exceeded our mainframe revenue plans for the quarter, as well. We continue to see a lot of activity in the mainframe space due primarily to customer concerns surrounding data security issues, the modernization of existing applications, and application performance management. We also experienced total maintenance revenue growth of 3.7%, despite a very competitive environment. Our value analysis, which has been incorporated into most of our products, has helped quantify the ROI received by our clients, as well as demonstrates the wide use of Compuware products. Our customer relationship organization continues to ensure that all of our customers receive the top-notch support they deserve.

I would also like to briefly comment on our global partner organizations. During the quarter, our partners contributed or influenced 28% of the total distributed revenue, with 118 partners having at least one transaction and 12 new partners signing up during the quarter. Our FY '06 partner strategy focuses on developing joint, repeatable solutions with partners for tactical revenue opportunities, while committing resources to longer business development cycles, typical with global SI partners. On June 28 through June 30, Compuware held its Inaugural Global Partner Summit at our Detroit headquarters. The Summit, which was attended by 168 partners representing 114 partner organizations from around the world had one very specific objective -- to increase the partner [INAUDIBLE] commitment to accelerate the creation and delivery of repeatable solutions based on Compuware products.

At the summit, partners were updated on the Compuware product strategy, including the size of Compuware's target markets, Compuware's position in those markets, and the various opportunities available to generate revenue. Attendees were also introduced to our new 360 Solutions Partner Program, which provides increased benefits and support for partners that develop a joint business plan with Compuware around a partner-created and delivered repeatable solution. The goal of the 360 Partner Program is to drive the creation of dozens of partner solutions during this fiscal year, based on IT governance, application development, quality assurance, application service management, and Covisint. Thank you very much. I would now like to turn the call over to Bob.

--------------------------------------------------------------------------------
Robert Paul - Compuware Corporation - CEO & President -- Covisint Division

Thanks, Lisa. Covisint plays in the extremely hot market of interoperability service providers, helping companies aggressively expand their abilities to collaborate with customers, suppliers, and business partners. The ability to use technology for business collaboration helps Covisint's customers maximize the business value they receive through influencing, if not controlling, the supply chain without replacing existing back-office systems. In serving that market this quarter, Covisint increased its year-over-year quarterly revenue over 57%, a growth number we plan on maintaining over the course of the fiscal year. While these numbers are impressive, they become even more compelling when you understand the whole story. Covisint books contracts primarily through a subscription-based model. This has a number of financial implications.

Most of Covisint's revenue can only be recognized on a subscription basis. This means that the total value of a contract is recognized over the period of time that the services are used. However, a significant set of expenses for new contracts are incurred in expense the beginning of the

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                                                                FINAL TRANSCRIPT
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Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
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Covisint implementation.  Taken together, these factors mean that if you're in a high growth mode, as we are, expenses spike and contracts close, which is an -- a predictor of future revenue become more meaningful indicator of the health of the business. Currently, we are rapidly continuing to close additional contracts and build a strong future revenue base.

In the meantime, this quarter, our goals were to continue to scale our business in the automotive and automotive supplier industries, to increase our global footprint and to successfully launch into the health care and logistics markets. In Q1, we signed five new automotive contracts and expanded services to most of our OEM customers. Covisint also signed logistics contracts with two new customers that should provide great opportunity for growth in the future. We have successfully been providing services in the local health care market by building out an automotive-like interoperability hub to health care. I expect this market to be our largest growth market over the next few years. Covisint is also establishing an office in China to better support local customers and increase our penetration of that market.

Additionally this quarter, Covisint introduced a new communications platform called Covisint Gateway Server that consolidates and manages communication services across enterprises. Finally, one of the most promising areas for Covisint's growth remains the identity security market. Covisint offers a unique solution, the Federated Identity Management, that delivers a hosted model for single secure IDs across unlimited applications, platforms and enterprises. I expect further successes and opportunities in this market over the remainder of the fiscal year. Laura?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

Thanks, Bob. Compuware's cash and investment balance of $863.9 million at June 30 did not change significantly from the previous quarter. While our cash flow from operations this quarter was $48.6 million, which is a very strong start for the current year, approximately $31 million was used for the purchase of Adlex, and $11 million was spent on the stock buy-back. This $11 million reflects the purchase of 1.5 million shares at an average price of $6.97 per share. We plan to resume our share repurchases during the second quarter -- subject, of course, to market conditions.

Looking forward, cash flow from operations for the second quarter should be in the $15 million to $20 million range. As always, the second quarter remains a challenging one for cash collections due to summer vacation activity, especially in the international areas. Our current accounts receivable balance is $410.4 million, a slight increase over the prior year's June 30 balance of $407.3 million.  The days  sales  outstanding  metric  is at 124.2  days  with  current installment receivables included, and 53.4 days without the current installments. Current deferred revenue grew 6.6% over the prior quarter, and 21.2% over the prior year's balance, to $398 million. Long-term deferred revenue decreased 9% from the prior quarter, but grew 16% year over year to $332.6 million. [PEOPLE TALKING]. [INAUDIBLE] commentary. We have another call --

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

Ladies and gentlemen, I apologize. We seem to be getting interference on the call.

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

Okay. Thank you. During the first quarter we deferred and recognized approximately $21 million of [INTERFERENCE] At June 30, 2005, the total deferred license fee balance was $135.3 million, $75.6 million of which is included in the current balance, and $59.7 million which is included in the long-term balance. The net decline of $2.6 million is due to currency fluctuations -- [MUSIC]

Excuse me, John?

--------------------------------------------------------------------------------
Operator

Yes, ma'am?

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

We are experiencing difficulty here. We're hearing music on this side.

--------------------------------------------------------------------------------
Operator

Okay. Ms. Elkin, it appears that it's coming from your end there at the location. We do not have anybody's line open at the present time.

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

Okay, I'll -- we'll go ahead and get started. I apologize for the inconvenience. One more thing. The $20 million payment from IBM in March, 2005, remains in deferred revenue; but as noted in the previous quarter, it is not included in the deferred license revenue numbers. As Pete mentioned, we have not recognized any revenue this quarter under our IBM agreement. While the task force has met several times and certain deals are pending, until we have confirmation from our auditors of the recommended accounting for these contracts, we will not recognize the revenue from those deals. Lisa?

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

Thank you very much, Laura. Ladies and gentlemen, again, I apologize for the interference there. We will now be happy to take your questions. John, if you could please open up the lines.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
Operator

Thank you so much. [OPERATOR INSTRUCTIONS]. One moment, please, for the first question. And our first question comes from the line of David Rudow from Piper Jaffray. Please go ahead.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Good afternoon, everybody. Nice job on the quarter, too.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Thank you.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Could you talk a little bit about the IBM, is it slower than expected in getting some of the software out there? Maybe just give us an update. I know the task force has been out there a couple of times. Is it -- is this slower than you expected, as well?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

No. We have -- in fact, I'm going out to visit tomorrow. We have some contract issues and that that we need to resolve. But the primary thing is that Deloitte is having an interesting time trying to figure out how we should account for this. I of course think that it should be above the line, and that they are sales, and they are considering maybe having it below the line. And either way, we get -- we get the benefit. So that's -- that's all that's really holding us up, plus my insistence that we work the deal properly from day one. And so I'm -- I'm meeting with some executives there tomorrow to try to make sure that we're all on the same page.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
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Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

And are the any costs associated with the -- those revenues are being expensed as incurred right now, correct?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Yes, sure.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay, okay.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Yes, we're not -- we're not -- the only thing we're not doing is showing any -- any revenue. We're very -- we are -- our expenses are expenses.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. And then on the mainframe side, why so strong in the quarter? Was it some of the deals that were deferred last quarter coming through this quarter?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Yes, you know, it's some of that, and people are making their installations larger, and we're selling additional new mainframe products to them.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And then with IBM, they're going to announce their new Z series, an update to it, I believe by the end of July. Any visibility on how that helps revenues for you guys?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

No. We -- we've done that dance for the last couple of years. You know, hopefully everybody in the world decides to buy bigger and faster mainframe computers. And if they do that, that certainly will help us, along with helping the entire industry, except for maybe Microsoft. But I don't think you'll see -- you know, what I think what the Z series represents is -- is more productive computing for the people that get those computers, which means they're spending less money to get more value.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And then on the mainframe maintenance side, when do you think we see that -- that revenue line stabilize?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, what do you mean?

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Well, it looks like we've had some year-over-year declines -- you know, all those low single digits. When do you expect that to tick up again and start growing?

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, you know, these last few quarters are going to start to help that enormously, because it really is tied into the growth of mainframe sales. But we're not -- we're not the least bit concerned with that slight decline in that, as long as our distributed maintenance grows as healthy as it's shown it's -- it's growing -- it grew 30-something percent I believe, quarter over quarter.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And on the maintenance side, are those annual deals, or are they three-year deals that you sign up with your mainframe customers?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, it doesn't matter. They're all recognized [ratably], so --

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

But we have a lot of three-year deals and five-year deals. But we don't get the benefit of that in this quarter.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. And then --

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

The increases, David, in maintenance revenues take a while for you to see because, again, it's over the period of time that we -- of the maintenance period. So even if you are growing that maintenance billing platform, you -- it's going to take some time to see that.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Exactly. And that would also take into account if you had any pricing increase, it would take longer for that show up as well then, correct?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Right.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. Any revenues from the SAP partnership come through during the quarter?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Just a small amount.

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

Small amount.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. And how is that relationship building?

--------------------------------------------------------------------------------
Tommi White - Compuware Corporation - COO

We have an opportunity -- we have several opportunities outstanding, both in Europe and in North America. We're starting to see -- these are, you know, the SAP ERP type deals are long sales cycle type deals. And since we're going in along with SAP, you know, we're tracking those deals. But we're seeing an increase in activity. Our offerings are rounding out. We're hoping to see some increase for next quarter.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And then one last question for Laura. Any -- were there legal fees paid in Q1 cleaning up all of the IBM settlement?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

Well, there were certainly some that were paid, but they were all accrued pretty much as of March 31.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay, so whatever that $48 million run rate on G&A, that should be a good number to roll forward with then?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

That is a good number.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. Okay, great. And again, nice job on the quarter. Thank you.

--------------------------------------------------------------------------------
Operator

And thank you for your questions, sir. Our next question comes from the line of Kirk Materne with Banc of America. Please go ahead.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Hi guys, thanks very much. I'll throw my congrats in as well. Pete, I guess, you know, mainframe was a great -- it was a great quarter in mainframe. As you head into the second quarter, is the pipeline still there? Is this -- you know, I don't want to characterize it as just catch up, but is there a real sustainable, I guess, follow through from this quarter? Maybe not at the same levels, but do you still feel good about the amount of activity heading, you know, throughout the remainder of the fiscal year?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Yes. You know, and that's why I increased guidance about $0.05 -- in the range of about $0.05. You know, I'm not -- I'm not -- I'm not overwhelmed by the quarter. We have a lot of work to do. I'm not happy with our distributed numbers. But we have a lot of good signs there. We need to execute and, you know, we need to start selling solutions. It's hard for us to make up $600 million a year in revenue by selling $100,000

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

Vantage deals. So, you know, one of the things we have working for us is that we can sell solutions and, for example, in the mainframe area, modernizing applications and showing our clients that they can save 50% or 60% of the cost of maintaining those applications.

And we plan to go out and sell those things, and those are $20 million, $30 million, $40 million projects. It's been very painfully slow getting there. But we've had some very significant conversations with some CEO's of major companies that understand that this is very important for them to start off on. So we plan to make up the shortfall -- what I view as the shortfall in revenue -- through selling solutions and selling some pretty large projects, and still execute on our tool sales. But again, you know, we're $600 million about short of where I think we need to be to get a 20, 25 -- a 23% to 25% margin, and we're looking at ways of making that difference up quicker.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Okay. And just on the IBM revenue, did you install or ship any software this quarter and it's just more of a recognition issue? Or have you -- are you still sort of in the process of figuring out where to place that within --

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, we're in the process of figuring out where to place that. You know, the important thing is that these numbers aren't skewed by any IBM revenue due to the settlement.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Okay But you would expect to at least place some this quarter, maybe --

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Hopefully, yes. Hopefully -- well, we -- you know, again, that's why I raised the guidance by $0.05. All right?

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

All right.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

You know, we have -- we have a lot of potential stuff.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Great. Great. And then just, Tommi, maybe on the service margins -- obviously your view is there's a great improvement on the contribution margin. I guess, where do those go from here? And I guess, what can you do to continue to enhance them as we go out through the remainder of the fiscal year?

--------------------------------------------------------------------------------
Tommi White - Compuware Corporation - COO

I think we've been talking about several quarters now, we've reinvented our services business and we've -- we've jettisoned a lot of very low profitability type non-core business that we had been doing. So as you saw over the past couple of quarters, you know, we've continued to work on those margins. And we're also working on more projects-type business rather than just staff supplementation business. And, you know, projects business is the basis in our fees and responses, and we see the pipeline for those with some of our larger customers growing, our position in the marketplace changing to a project provider, deliver -- with deliverables on projects, as well as a lot of our product related services business, which you're seeing also help drive that margin. So we see that continuing to grow and, you know, as the market grows with -- with more projects and more high margin business. That's really where we're doing it.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Okay. Maybe just -- what's a realistic, I guess, goal for that sort of contribution margin? Maybe by the end of the year?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

By the end of the year? Between 18% and 20%.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Okay. That's great. And then, just a final question --

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

That's not where it should stop though.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Okay, sure. And then on the -- just the last question on IT governance -- it had great list year over year. I guess the demand in that area is very strong. I guess, how have the deal closures been? I guess they're-- are they still -- we've heard they've been a little choppy in that market. And I guess how are you seeing them come in?

--------------------------------------------------------------------------------
Tommi White - Compuware Corporation - COO

Actually, we're pretty happy there. We had our highest -- we kind of gauge our -- our quality specific -- we kind of gauge our business based on the amount of RFPs that we get in the door and the number that we actually respond to and end up in the short cycle with. And we had our highest month ever last month for response to RFPs. And we continue to see growth there. We're anticipating this will be the highest year ever. So we've got about a 20% growth in RFP responses. We're looking -- looking real positive there for us.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Great. Great. Well, thanks, and nice job on the quarter.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Thank you.

--------------------------------------------------------------------------------
Operator

Thank you very much, sir. And ladies and gentlemen, if there are any additional questions, please press star-one at this time. Our next question comes from the line of Kevin Buttigieg from A.G. Edwards. Please go ahead.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Thank you. First just a clean-up. I was wondering, Laura, if you could repeat the information on the -- the deferred license discussion that you were talking about. I'm sorry, I didn't catch it with all of the interference before.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

Sorry about that. This -- for this quarter, we had about $21 million of licensed fee revenue deferred. And we also recognized $21 million of the deferred license fee revenue that we had put in there prior to that. So in total, in the current -- in current license fees, deferred license fees, we had $75.6 million. Long term, we ended up with $59.8 million -- or $59.7 depending, on the rounding -- for a total of $135.3 million in deferred license fee revenue. And that's a slight drop from the March 31 number. And that's due to currency in dollars.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. Thank you. Okay. And then on the IBM contract and the issues on the auditor side there, did the auditor issues apply to both the software side of that agreement, as well as the services piece, or is it --

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

No, the services -- the services are services, they don't have any problem with that.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

But they're worried with all the Sarbanes-Oxley stuff and revenue recognition, they want to make sure they are real sales of software versus being a settlement.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Right. Then on the services side of that equation, when would you anticipate to be providing services to IBM and then receiving payment on that?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

As soon as we can work out our contractual differences at this time.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. So that's a -- I'm sorry?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

We do provide services to IBM Global now.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Under this contract?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

No, but nothing under this --

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

No, not anything in addition. But we do -- we have always been a provider to global services.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay, and then along those lines, have you seen any impact from your elevation to a premiere partner status with IBM now?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

No. Not yet. You know, it's -- we're -- in most areas, we're getting a better flow of information. But we still have some wrinkles to work out there, as well.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. On Covisint then, I believe that's recognized in the services line, is that correct?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

That's correct.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Could you talk then about whether that's -- the contribution margin there is -- is a help or a hindrance to the overall business at this point in time?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Right now it's -- it's neutral.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

It's neutral?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, it might be even a little drag because they don't -- they're not making -- they're breaking even. So it probably -- it's a drag on the overall margin.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. But it's a relatively small number that is not pulling it down significantly?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Right. And the day that it does that, we'll probably do a separate line item for Covisint.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. And then you talked about the sales force reorganization. Could you provide a little bit more detail around what you're doing there?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, we just -- we just -- in the previous quarters, we changed the sales force significantly, got rid of a layer of management and cut through costs. And we think at this point in time that we'll review that quarter by quarter and see how we're executing and see what's the most efficient way of reaching the marketplace there.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

You made a comment about combining the -- or sort of coordinating the mainframe on the distributed side of the sales organizations?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Well, we -- what we have done quite some time ago is we moved all our -- our mainframe sales out of the field organization.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Right.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

And -- because the temptation to detour into ELA land is too great. And we really want the people out there selling the distributed software into enterprises and not trying to formulate license agreements. And that seems to be working, At least from the mainframe point of view; and the distributed point of view, those poor guys -- all they have to do now is sell the large distributed products. And it's tough. And it's a tough environment. And they're learning how to do solution selling. So productivity is starting to pick up a little.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay. No, that was my understanding of the sales organization. I thought that you had made some comment that you were -- in your prepared remarks about coordinating between distributed and -- and the mainframe side of the organization. But I -- perhaps I misinterpreted your --

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

Does it sound like I'm reading from that? No. I -- I may have ventured off into ad-lib land and said something inadvertently. But nothing -- nothing really happened to our sales force different this quarter.

--------------------------------------------------------------------------------
Kevin Buttigieg - A.G. Edwards - Analyst

Okay, that's fine. That's all I wanted to understand. Okay, thank you very much.

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

You're welcome.

--------------------------------------------------------------------------------
Operator

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

--------------------------------------------------------------------------------
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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

Thank you, sir. And we do have a follow-up question from the line of David Rudow from Piper Jaffray. Please go ahead.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Hi, Laura, sorry for bugging you on this. But what do you think the tax rate will be? It looks like 32% for this quarter.

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO, CAO, SVP & Treasurer

It was 32%. And I think it's probably a good idea to stick around 32% for the rest of the year. With the new rules under -- the new proposed SFAS fee about tax issues out there and the new rules around quarterly reviews, I think that we're going to see a little bit more up and down in those tax rates. Depending on the issues that come up and the things that happen during the quarter, there is -- where in the prior worlds they wanted it smoothed out, now they're -- now you're not supposed to do that. So while I don't anticipate any significant issues coming up that will impact that, I think we're going to be right around that 32% mark for the year.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay, great. Thank you.

--------------------------------------------------------------------------------
Operator

And thank you, sir. We have a follow-up question from the line of Kirk Materne from Banc of America. Please go ahead.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America Securities - Analyst

Thanks. One follow-up, Pete. I guess just on the buy-back, given that things are seemingly going pretty well to start off the year, is there any reason to expect you all won't sort of accelerate the buy-back, or I guess versus how much you did in the first quarter?

--------------------------------------------------------------------------------
Peter Karmanos, Jr. - Compuware Corporation - Chairman, CEO & President

I would assume that we're going to accelerate it.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

Okay. That was it, thanks.

--------------------------------------------------------------------------------
Operator

Thank you, sir. And ladies and gentlemen, that will conclude our conference. And I would like to turn the conference back over Lisa Elkin for closing remarks.

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP-Corporate Communications and IR

Thank you very much, John. At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and we hope you have a pleasant evening.

--------------------------------------------------------------------------------
Operator

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

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the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Jul. 21. 2005 / 5:00PM, CPWR - Q1 2005
                                  Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

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